As filed with the Securities and Exchange Commission on November 14, 2011

Registration No. 333-177769

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RENTRAK CORPORATION

(Exact name of Registrant as specified in its charter)

Oregon	93-0780536
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Airport Center

7700 NE Ambassador Place

Portland, Oregon 97220

(Address of principal executive offices, including zip code)

RENTRAK CORPORATION 2011 INCENTIVE PLAN

RENTRAK CORPORATION 2011 EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

William P. Livek

Chief Executive Officer

Rentrak Corporation

One Airport Center

7700 NE Ambassador Place

Portland, Oregon 97220

Telephone: (503) 284-7581

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Danielle Benderly

Perkins Coie LLP

1120 N.W. Couch Street, Tenth Floor

Portland, Oregon 97209-4128

(503) 727-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, and preferred stock purchase rights related thereto, under the:
Rentrak Corporation 2011 Incentive Plan	(1)	(1)	(1)	(1)
Rentrak Corporation 2011 Employee Stock Purchase Plan	(1)	(1)	(1)	(1)

(1)	No additional shares are being registered and registration fees were paid upon filing of the original Form S-8 Registration Statement with the Securities and Exchange Commission on November 4, 2011 (Registration No. 333-177769) for the plans. Therefore, no further registration fee is required.

EXPLANATORY NOTE

Part II, Item 3 of the Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on November 4, 2011 (Registration No. 333-177769) (the “Registration Statement”) is hereby amended to incorporate by reference in the Registration Statement the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed with the Securities and Exchange Commission on November 4, 2011. The contents of the Registration Statement (including all exhibits thereto) are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011, filed on June 10, 2011, which contains audited financial statements for the most recent fiscal year for which such statements have been filed;

(b) The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended June 30, 2011, filed on August 9, 2011 and the quarter ended September 30, 2011, filed on November 4, 2011;

(c) The Registrant’s Current Reports on Form 8-K filed on April 18, 2011, June 30, 2011, July 13, 2011 (excluding Items 7.01 and 9.01) and August 30, 2011;

(d) The description of the Registrant’s Common Stock contained in a Registration Statement on Form 8-A filed on November 14, 1986, as supplemented by the description attached as Exhibit 99.1 to the Registrant’s Quarterly Report on Form 10-Q filed on February 9, 2011, including any amendments or reports filed for the purpose of updating such description; and

(e) The description of the Registrant’s rights to purchase Series A Junior Participating Preferred Stock contained in a Current Report on Form 8-K filed on May 18, 2005, as supplemented by the description attached as Exhibit 99.1 to the Registrant’s Quarterly Report on Form 10-Q filed on February 9, 2011, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on November 14, 2011.

Rentrak Corporation

/s/ David I. Chemerow
By:	David I. Chemerow
Chief Operating Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities indicated below on November 14, 2011.

Signature	Title

/s/ William P. Livek William P. Livek	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ David I. Chemerow David I. Chemerow	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)

* William E. Engel	Director

* Richard Hochhauser	Director

Anne MacDonald	Director

* Martin B. O’Connor	Director

* Brent D. Rosenthal	Director

* Ralph R. Shaw	Director

*By /s/ David I. Chemerow David I. Chemerow, Attorney-in-Fact